                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 28, 2000


                             Interface Systems, Inc.
             (Exact name of registrant as specified in its charter)



          Michigan                    0-10902                  38-1857379
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

                 5855 Interface Drive, Ann Arbor, Michigan 48103
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (734) 769-5900

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.           OTHER EVENTS.

         On June 28, 2000, Interface Systems, Inc., a Michigan corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of June 28, 2000, by and among Tumbleweed Communications Corp., a Delaware corporation ("Tumbleweed"), Maize Acquisition Sub, Inc. and the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company's shareholders will receive a fixed exchange ratio of 0.264 shares of Tumbleweed common stock for each share of Company common stock and each outstanding option to purchase shares of Company common stock under the Company's employee stock option plans will be assumed by Tumbleweed. Upon the completion of the transaction, the Company will become a wholly-owned subsidiary of Tumbleweed.

         In order to facilitate the acquisition of the Company pursuant to the Merger Agreement, the Company and Tumbleweed also entered into a Stock Option Agreement, dated as of June 28, 1999, pursuant to which the Company granted Tumbleweed, upon the occurrence of certain specified events, an option to purchase 19.9% of the Company's issued and outstanding shares of common stock, subject to certain terms and conditions. The option is exercisable at $13.33 per share.

         In connection with the execution of the Merger Agreement, certain Company shareholders collectively holding 83,081 shares of Company common stock (representing approximately 1.76% of the outstanding shares of Company common stock) entered into voting agreements, substantially in the form attached hereto as Exhibit 2.3, with Tumbleweed. Pursuant to the voting agreements, such shareholders agreed, among other things, to vote their shares of Company common stock in favor of the adoption of the Merger Agreement and the approval of the actions contemplated therein.

         The transaction is intended to be tax free to the Company's shareholders and to be accounted for as a purchase. The boards of directors of both companies have approved the transaction. The completion of the transaction is subject to closing conditions, including the approval of the Company's shareholders.

         In connection with the transactions described above, Tumbleweed also agreed to purchase an aggregate of $3,000,000 of Convertible Subordinated Promissory Notes of the Company (the "Notes") pursuant to a Convertible Subordinated Note Purchase Agreement, dated as of June 28, 2000, by and between the Company and Tumbleweed. At Tumbleweed's option, or upon the occurrence of certain specified events, the Notes are convertible into shares of the Company's common stock.

         On June 29, 2000, the Company and Tumbleweed issued a joint press release announcing the transaction. The press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

(c)      EXHIBITS

Exhibit No.         Exhibit
-----------         -------
2.1                 Agreement and Plan of Merger, dated as of June 28, 2000, by and  among Tumbleweed Communications Corp., Maize
                    Acquisition Sub, Inc. and Interface Systems, Inc.

2.2 Stock Option Agreement, dated as of June 28, 2000, by and between Tumbleweed Communications Corp. and Interface
                    Systems, Inc.

2.3                 Form of Voting Agreement, by and among Tumbleweed
                    Communications Corp., Maize Acquisition Sub, Inc. and certain shareholders of Interface Systems, Inc.

10.1 Convertible Subordinated Note Purchase Agreement, dated as of June 28, 2000, by and between Interface Systems, Inc. and
                    Tumbleweed Communications Corp.

99.1                Press Release, dated June 29, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  July 6, 2000                        INTERFACE SYSTEMS, INC.




                                      /s/      Robert A. Nero
                                      -----------------------------------------
                                      By:      Robert A. Nero
                                               President


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                                 Exhibit Index


Exhibit No.             Description
-----------             -----------
   2.1                  Agreement and Plan of Merger, dated as of June 28, 2000,
                        by and among Tumbleweed Communications Corp., Maize
                        Acquisition Sub, Inc. and Interface Systems, Inc.

   2.2 Stock Option Agreement, dated as of June 28, 2000, by and between Tumbleweed Communications Corp. and Interface Systems, Inc.

   2.3                  Form of Voting Agreement, by and among Tumbleweed
                        Communications Corp., Maize Acquisition Sub, Inc. and certain shareholders of Interface Systems, Inc.

  10.1 Convertible Subordinated Note Purchase Agreement, dated as of June 28, 2000, by and between Interface Systems, Inc. and Tumbleweed Communications Corp.

  99.1                  Press Release, dated June 29, 2000